Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Fiscal 2017 First Quarter Revenue Up 13.1%
Operating Income Up 26.1%
Net Income Up 17.0% Versus Fiscal 2016 First Quarter

Van Nuys, CA -- November 14, 2016 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the first quarter of fiscal 2017:

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Revenue increased 13.1% compared to the first quarter of fiscal 2016.
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Operating income increased 26.1% compared to the first quarter of fiscal 2016.
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Net income attributable to Trio-Tech common shareholders increased 17.0% compared to the first quarter of fiscal 2016.
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Cash and cash equivalents increased to $1.20 per share at September 30, 2016 compared to $1.08 per share at June 30, 2016.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Revenue increased for all of Trio-Tech's businesses in the first quarter of fiscal 2017 compared to the first quarter of fiscal 2016, highlighted by double-digit increases in our manufacturing and distribution segments and near 10% growth in our semiconductor testing services segment. This growth was driven primarily by increased demand from major customers in Asia, which is an encouraging sign for the future."
Yong noted that the mix of business towards a relatively lower margin distribution revenue, and higher costs of certain products included in manufacturing revenue, were responsible for a slight decrease in gross margin for this year's first quarter, to 26.3% compared to 27.5% for the first quarter of fiscal 2016. "Nevertheless, operating income, a critical metric we use to monitor the Company's financial performance, increased 26.1% compared to last year's first quarter, and net income increased 17.0%, as operating expenses remained under tight control," he added.
"The new fiscal year is off to a good start, as our increasingly efficient operations allowed us to translate solid revenue growth into an even larger increase in profit. Business conditions were favorable in the first quarter, and we are guardedly optimistic as we review the outlook for the year as a whole. We remain focused on delivering quality products and services to all of our customers." Yong concluded.

Fiscal 2017 First Quarter Results
For the three months ended September 30, 2016, revenue increased to $8,971,000 compared to revenue of $7,930,000 for the same period last fiscal year. Manufacturing revenue increased 16.9% to $3,671,000 for first quarter 2017 compared to $3,140,000 in the same quarter last fiscal year. Revenue from semiconductor testing services increased 9.9% to $4,157,000 in first quarter 2017, compared to $3,783,000 for last year's first quarter. Distribution revenue increased 13.2% to $1,104,000 from $975,000 for the first quarter of fiscal 2016.

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Trio-Tech Fiscal 2017 First Quarter Revenue Up 13.1%, Operating Income Up 26.1%, Net
Income Up 17.0% Versus Fiscal 2016 First Quarter
November 14, 2016
Page Two

Gross margin for the first quarter of fiscal 2017 increased to $2,358,000 compared to $2,178,000 for the same quarter last year. Higher materials costs and increased sales of lower margin products at both the manufacturing and distribution segments, compared to the same quarter last year, contributed to a 1.2 percentage point decrease in first quarter fiscal 2017 gross margin compared to the first quarter of fiscal 2016. This was partially offset by higher sales and improved gross margin in semiconductor testing services compared to prior year.
Operating expenses for the first quarter of fiscal 2017 increased to $1,981,000, or 22.1% of revenue, from $1,879,000, or 23.7% of revenue, a year earlier. The decrease in operating expenses, as a percent of revenue, contributed to an increase in operating income to $377,000 from $299,000 for the first quarter of fiscal 2016.
Net income attributable to Trio-Tech common shareholders for the first quarter of fiscal 2017 increased to $303,000, or $0.08 per diluted share. This compares to net income attributable to Trio-Tech common shareholders for the first quarter of fiscal 2016 of $259,000, or $0.08 per diluted share.
Shareholders' equity at September 30, 2016 was $20,936,000, or $5.96 per outstanding share, compared to $20,871,000, or $5.94 per outstanding share, at June 30, 2016. There were approximately 3,513,000 common shares outstanding at September 30, 2016 and June 30, 2016.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended September 30,
Revenue	2016	2015

Products	$3,671	$3,140
Testing services	4,157	3,783
Distribution	1,104	975
Other	39	32
	8,971	7,930
Cost of Sales
Cost of products sold	2,795	2,109
Cost of testing services rendered	2,814	2,758
Distribution	991	853
Other	13	32
	6,613	5,752

Gross Margin	2,358	2,178

Operating Expenses:
General and administrative	1,743	1,662
Selling	185	171
Research and development	53	46
Total operating expenses	1,981	1,879

Income from Operations	377	299

Other Income (Expenses)
Interest expense	(58)	(53)
Other income, net	110	208

Total other income	52	155

Income from Continuing Operations before Income Taxes	429	454
Income Tax (Expense)	(83)	(67)

Income from Continuing Operations before Non-controlling Interest, net of tax	346	387

Loss (income) from discontinued operations, net of tax	1	(10)

NET INCOME	347	377

Less: Net income attributable to the non-controlling interest	44	118
Net Income attributable to Trio-Tech International	$303	$259

Net Income (Loss) Attributable to Trio-Tech International:
Income from continuing operations, net of tax	303	264
(Loss) from discontinued operations, net of tax	--	(5)

Net Income Attributable to Trio-Tech International	$303	$259

Earnings per share
Basic earnings per share	$0.09	$0.08
Diluted earnings per share	$0.08	$0.08

Weighted Average Shares Outstanding - Basic	3,513	3,513
Weighted Average Shares Outstanding - Diluted	3,579	3,521

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended September 30,
Comprehensive Income (Loss) Attributable to Trio-Tech International:	2016	2015

Net income	$347	$377
Foreign currency translation, net of tax	(283)	(1,425)
Comprehensive (Loss) Income	64	(1,048)

Less: Comprehensive (Loss) attributable to non-controlling interests	(21)	(252)

Comprehensive Income (Loss) Attributable to Trio-Tech International	$85	$(796)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	June 30,
	2016	2016
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,216	$3,807
Short-term deposits	702	295
Trade accounts receivable, net	8,109	8,826
Other receivables	354	596
Inventories, net	1,179	1,460
Prepaid expenses and other current assets	313	264
Assets held for sale	89	92
Total current assets	14,962	15,340

Deferred tax assets	401	401
Investment properties, net	1,309	1,340
Property, plant and equipment, net	11,032	11,283
Other assets	1,786	1,788
Restricted term deposits	2,041	2,067
Total non-current assets	16,569	16,879
TOTAL ASSETS	$31,531	$32,219

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$1,531	$2,491
Accounts payable	3,311	2,921
Accrued expenses	2,681	2,642
Income taxes payable	202	230
Current portion of bank loans payable	295	342
Current portion of capital leases	226	235
Total current liabilities	8,246	8,861

Bank loans payable, net of current portion	1,623	1,725
Capital leases, net of current portion	437	503
Deferred tax liabilities	246	216
Other non-current liabilities	43	43
Total non-current liabilities	2,349	2,487
TOTAL LIABILITIES	10,595	11,348

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares
issued and outstanding at September 30, 2016 and June 30, 2016, respectively	10,882	10,882
Paid-in capital	3,189	3,188
Accumulated retained earnings	3,328	3,025
Accumulated other comprehensive gain-translation adjustments	1,944	2,162
Total Trio-Tech International shareholders' equity	19,343	19,257
Non-controlling interest	1,593	1,614
TOTAL EQUITY	20,936	20,871
TOTAL LIABILITIES AND EQUITY	$31,531	$32,219

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130